EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form SB-2 of El Capitan Precious Metals, Inc. of our report dated January 14, 2005 relating to our audit of the consolidated statement of operations, changes in stockholders' equity (deficit) and cash flows of El Capitan Precious Metals, Inc. for the year ended September 30, 2004.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus.

Hein & Associates LLP
Denver, Colorado
September 8, 2006